                                                                    EXHIBIT 23.5



                        CONSENT OF KPMG PEAT MARWICK LLP



Radio Equity Partners, L.P. and subsidiary



     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Clear Channel Communications, Inc. of our report dated March 29, 1996, relating to the consolidated balance sheets of Radio Equity Partners, L.P. and its subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended, which report appears in the Form 8-K of Clear Channel Communications, Inc. dated June 5, 1996.



                                            /s/  KPMG PEAT MARWICK LLP



New York, New York


June 5, 1996